UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

477 S. Rosemary Ave.  Ste. 219

West Palm Beach, Florida 33401

  (Address of Principal Executive Office) (Zip Code)

(561) 465-0030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement

On May 9, 2017, Forward Industries, Inc. (“Forward”) and Forward Industries (Asia-Pacific) Corporation (“Forward China”), a company principally owned by Forward’s largest shareholder and Chairman of the Board of directors, amended that certain Buying Agency and Supply Agreement dated September 9, 2015 (the “Agreement”).  The Agreement was amended to suspend the payment to Forward China of 4% of the Adjusted Gross Profit of all products sold under the Agreement effective April 1, 2017 until the earlier of: (i) the end of Forward’s 2017 fiscal year end (September 30, 2017); and (ii) Forward China and Forward renegotiate the Service Fee as provided for in the Agreement.  The base monthly Service Fee payment of $100,000 will still be due to Forward China.

Item 2.02.                                          Results of Operations and Financial Condition

On May 12, 2017, Forward issued a press release announcing the results of operations for the Company for the three and six months ended March 31, 2017.  A copy of such press release is furnished as Exhibit 99.1 to this report.

The information in Item 2.02 of this report, including the information in the press release attached as Exhibit 99.1 to this report, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in Item 2.02 of this report, including the information in the press release attached as Exhibit 99.1 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

99. 1	Press release dated May 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: May 12, 2017	By:	/s/ Michael Matte
Name: Michael Matte
Title: Chief Financial Officer